Exhibit 99.1
CTPARTNERS EXECUTIVE SEARCH INC. ANNOUNCES FULL YEAR 2010
FINANCIAL RESULTS
Annual net revenue increased by 54%
New York, NY, March 24, 2011 — CTPartners Executive Search Inc. (AMEX: CTP), a leading global retained executive search firm, today announced results for the full year ended December 31, 2010.
2010 Results
For the year ended December 31, 2010, net revenue of $113.7 million increased 53.9% from $73.9 million in 2009. The increase in net revenue was the result of a rise in the number of search assignments, the number of executive search consultants employed, and executive search consultant productivity.
Revenue breakdown by region:

	2009		2010
		% of Net		% of Net
	Revenue	Revenue	Revenue	Revenue
North America	$46,374,844	63%	$72,781,428	64%
EMEA	$22,753,379	31%	$28,060,925	25%
Asia Pacific	$4,732,517	6%	$12,864,166	11%
Revenue breakdown by industry vertical:

	2009		2010
		% of Net		% of Net
	Revenue	Revenue	Revenue	Revenue
Financial Services	$31,981,700	43%	$46,919,673	41%
TMT	$8,641,707	12%	$18,227,155	16%
Life Sciences	$13,442,655	18%	$18,086,159	16%
Professional Services	$12,851,769	17%	$17,965,815	16%
Consumer/Industrial	$6,942,910	10%	$12,507,717	11%
There were 1,103 confirmed searches in 2010, a 65.3% increase compared to 2009. Productivity, defined as revenue per consultant, increased to $1.3 million, compared to $1.0 million in 2009. The average fee per search was $102,900 in 2010 compared to $103,500 in 2009.
Productivity metrics:

				Percentage
	Year Ended December 31,		Increase/	Increase/
	2009	2010	(Decrease)	(Decrease)
Number of new search assignments	667	1,103	436	65.3%
Number of executive search consultants (as of period end)	77	88	11	14.3%
Productivity, as measured by average annualized net revenue per executive search consultant	$959,000	$1,292,000	$334,000	34.8%
Average revenue per executive search	$103,500	$102,900	$(600)	(0.6)%

Compensation and employee benefits expense increased $39.6 million, or 81.5%, to $88.1 million in 2010 from $48.6 million in 2009. As a percentage of net revenue, compensation and benefits increased to 77.5% in 2010, up from 65.8% in 2009. The increase in compensation and benefits expense was primarily the result of a $21.2 million increase in bonus compensation for executive search consultants in 2010, which was the direct result of higher consolidated net revenue in 2010 as compared to 2009. Additionally, in 2010, CTPartners hired eleven new executive search consultants and sixty-nine other recruiting and support staff, incurred an expense of approximately $2.7 million in connection with equity based grants and signing bonuses made to newly hired executive search consultants, as well as a one-time $0.5 million non-cash expense in connection with mandatorily redeemable membership units and a one-time expense of $4.7 million in connection with the termination of the Company’s equity-based performance plan.
General and administrative expenses in 2010 were $22.5 million, compared to $19.4 million in 2009. The increase was mainly due to increased professional fees, fees associated with hiring new employees, and travel and business development expense related to the 53.9% increase in revenues. Because CTPartners’ revenue increased more than its general and administrative expenses, general and administrative expenses as a percentage of net revenue declined to 19.8% in 2010 from 26.3% in 2009.
Operating income decreased to $2.9 million (which includes $6.5 million in restructuring charges), and the operating margin was 2.4%. This compares to operating income of $5.7 million and an operating margin of 7.7% in 2009. The decrease was primarily due to an increase in compensation and benefits offset by the increase in net revenue. Operating income, after adjusting for the restructuring charges of $6.5 million, was $9.2 million, or 8.1% of net revenue.
Net interest expense decreased 25% to $0.3 million in 2010 from $0.4 million in 2009. The decrease in net interest expense reflects a lower average outstanding balance under CTPartners’ revolving credit facility in 2010 as compared to 2009.
In 2010, income before taxes was $2.4 million and the recorded income tax expense was $0.6 million, as compared to income before taxes of $5.3 million and income tax expense of $0.5 million in 2009. The increase in income tax expense was primarily due to a $1.2 million increase in the current tax provision offset by a $0.6 million deferred tax expense decrease.
Net income for the fiscal year ended December 31, 2010 was $1.8 million.
Conference Call and Webcast
The company will host a conference call today at 9:00 AM (Eastern) / 6:00 AM (Pacific) on that day to discuss these financial results. A live dial-in is available domestically at 800-510-9691 and internationally at 617-614-3453, passcode 21592596. A replay will be available at 888-286-8010 or 617-801-6888, passcode 57241728, until midnight (Eastern) April 14, 2011. A web broadcast of the event will be available live and for replay purposes on the CTPartners Investor Relations website at http://investor.ctnet.com.
CTPartners’ 10-K report is available online at http://investor.ctnet.com and www.sec.gov.

About CTPartners
CTPartners is a leading performance-driven executive search firm serving clients across the globe. Committed to a philosophy of partnering with its clients, CTPartners offers a proven record in C-Suite, top executive, and board searches, as well as expertise serving private equity and venture capital firms.
With origins dating back to 1980, CTPartners serves clients with a global organization of more than 300 professionals and employees, offering expertise in board advisory services and executive recruiting services in the financial services, life sciences, industrial, professional services, retail and consumer, and technology, media and telecom industries.
CTPartners’ focus is straightforward: Place the right executive in the chair. Evidence of CTPartners’ ability to get the job done is its 83% placement success rate and average days to placement of 123 days in 2010. For the eighteen month period ending on June 30, 2009 (the most recent period for which our placement results have been examined by our outside accounting firm) we had a stick rate of 90%.
Methodologies used include our proprietary technology, ClientNet®, a technology tool that permits our clients to access password-protected information over the internet from any place, at any time, to check the status of their search engagements and the 40-day Audit processes.
Headquartered in New York, CTPartners has offices in Bogotá, Boston, Caracas, Chicago, Cleveland, Columbia MD, Dubai, Geneva, Hong Kong, Lima, London, Mexico City, Miami, Paris, Redwood Shores, Santiago, São Paulo, Shanghai, Singapore, Toronto, and Washington, D.C.
Safe Harbor Statement
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release includes forward-looking statements. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward looking terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for the disclosure of forward-looking statements.
The forward-looking statements contained in this press release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved since these forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. Some of the key uncertainties and factors that could affect our future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements are: our expectations regarding our revenues, expenses and operations and our ability to sustain profitability; our ability to recruit and retain qualified executive search consultants to staff our operations appropriately; our ability to expand our customer base and relationships, especially given the off-limit arrangements we are required to enter into with certain of our clients; further declines in the global economy and our ability to execute successfully through business cycles; our anticipated cash needs; our anticipated growth strategies and sources of new revenues; unanticipated trends and challenges in our business and the markets in which we operate; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; and the mix of profit and loss by country in which we operate.
Contact
CTPartners Executive Search Inc.
Jennifer Silver
Partner, Director of Marketing & Investor Relations
Tel: 877-439-9229
Email: ir@ctnet.com

4